As filed with the Securities and Exchange Commission on March 30, 2015.	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

____________________

5980 Horton Street, Suite 550
Emeryville, CA 94608
(510) 899-8800

(Address, including zip code, of Principal Executive Offices)

____________________

2007 Omnibus Incentive Plan
(Full title of the plan)

____________________

Ramin (“Ron”) Najafi, Ph.D.
Chief Executive Officer
5980 Horton Street, Suite 550
Emeryville, CA 94608
(510) 899-8800
(Name, address, and telephone number, including area code, of agent for service)

____________________

Copies to:

Brett D. White
Cooley llp
3175 Hanover Street
Palo Alto, CA 94304-1130
(650) 843-5000

_____________________

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,066,000 shares	$0.725	$1,497,850	$174.05

(1) This represents an increase in the number of shares of common stock of the registrant reserved for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan pursuant to an evergreen provision contained therein. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalization or other similar transactions.

(2) Represents the average of the high and low prices of the Common Stock on March 25, 2015, as reported by NYSE MKT LLC, and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 2,066,000 shares of Common Stock of NovaBay Pharmaceuticals, Inc. (the “Company”) for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended and restated (the “Plan”). The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2007, January 30, 2009, and January 22, 2010 (File Nos. 333-147334, 333-157041 and 333-164469, respectively), Post-Effective Amendments No. 1 to Registration Statements on Form S-8 filed with the Commission on June 30, 2010 (File Nos. 333-147334, 333-157041 and 333-164469), and the prior Registration Statements on Form S-8 filed with the Commission on January 31, 2011, March 29, 2012, January 14, 2013, March 7, 2014, and June 16, 2014 (File Nos. 333-171981, 333-180461, 333-185998, 333-194383, and 333-196764), relating to the Plan, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed on March 26, 2015.

2.	The Company’s Current Report on Form 8-K filed on March 9, 2015.

3.	The description of the Company’s Common Stock which is contained in the Company’s Current Report on Form 8-K filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents (other than current reports furnished pursuant to Form 8-K).

Item 8.     Exhibits.

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation

3.1(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation

3.2(1)	Amended and Restated Bylaws

4.1	Reference is made to Exhibits 3.1, 3.2, and 3.3 above.

5.1	Opinion of Cooley LLP

23.1	Consent of OUM & Co. LLP

23.3	Consent of Cooley llp (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(3)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(4)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to the exhibits of the same numbers from the Company’s current report on Form 8-K (File No. 001-33678) as filed with the Commission on June 29, 2010.

(2)	Incorporated by reference to the exhibits of the same numbers from the Company’s current report on Form 8-K (File No. 001-33678) as filed with the Commission on June 4, 2014.

(3)	Incorporated by reference to the Plan as attached to the Company’s definitive proxy statement on Schedule 14A (File No. 001-33678) as filed with the Commission on April 26, 2012.

(4)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Commission on May 29, 2007, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on March 26, 2015.

NovaBay Pharmaceuticals, Inc.

/s/ Ramin (“Ron”) Najafi, Ph.D.
Ramin (“Ron”) Najafi, Ph.D.
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Ramin Najafi, Ph.D., Thomas J. Paulson and Justin Hall, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ramin (“Ron”) Najafi, Ph.D.	Chairman of the Board, Chief Executive Officer and President	March 26, 2015
Ramin (“Ron”) Najafi, Ph.D.	(principal executive officer)

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer	March 26, 2015
Thomas J. Paulson	(principal financial and accounting officer)

/s/ Charles J. Cashion	Director	March 26, 2015
Charles J. Cashion

/s/ Paul E. Freiman	Director	March 26, 2015
Paul E. Freiman

/s/ Gail J. Maderis	Director	March 26, 2015
Gail J. Maderis

/s/ T. Alex McPherson, M.D., Ph.D.	Director	March 26, 2015
T. Alex McPherson, M.D., Ph.D.

/s/ Massimo Radaelli	Director	March 26, 2015
Massimo Radaelli

/s/ Mark M. Sieczkarek	Director	March 26, 2015
Mark M. Sieczkarek

/s/ Tony D.S. Wicks	Director	March 26, 2015
Tony D.S. Wicks

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation

3.1(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation

3.2(1)	Amended and Restated Bylaws

4.1	Reference is made to Exhibits 3.1, 3.2, and 3.3 above.

5.1	Opinion of Cooley llp

23.1	Consent of OUM and Co. LLP

23.3	Consent of Cooley llp (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(3)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(4)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to the exhibits of the same numbers from the Company’s report on Form 8-K (SEC File No. 001-33678) as filed with the Commission on June 29, 2010.

(2)	Incorporated by reference to the exhibits of the same numbers from the Company’s current report on Form 8-K (File No. 001-33678) as filed with the Commission on June 4, 2014.

(3)	Incorporated by reference to the Plan as attached to the Company’s definitive proxy statement on Schedule 14A (File No. 001-33678) as filed with the Commission on April 26, 2012.

(4)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Commission on May 29, 2007, as amended.